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Exhibit 23.2

Independent Auditors' Consent

The Board of Directors
Venture Financial Group, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of our report dated January 10, 2003 related to the consolidated balance sheets of Venture Financial Group, Inc. (formerly First Community Financial Group, Inc.) and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended which report appears in the December 31, 2002 annual report on Form 10-K of First Community Financial Group, Inc.

/s/ McGladrey & Pullen, LLP

July 1, 2003

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  Exhibit 23.2
Independent Auditors' Consent